Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 1, 2019, relating to the consolidated financial statements of urban-gro, Inc. and its subsidiaries as of and for the years ended December 31, 2018 and 2017, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on September 17, 2019.

/S/ B F Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

September 17, 2019